UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 24, 2011

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

We are an independent oil and gas exploration company founded in 1996 with large prospects in offshore Republic of Guinea (“Guinea”) in Northwest Africa.  We are currently engaged in the development of our rights to a Concession offshore Guinea (approximately 24,000 square kilometers) (the “Concession”), of which we are the operator and hold a 77% working interest.  Our participant, Dana Petroleum, PLC (“Dana”), which is a subsidiary of the Korean National Oil Corporation, holds the remaining 23% working interest in the Concession.  We have conducted 2-dimensional (“2-D”) and 3-dimensional (“3-D”) surveys of a portion of the Concession, and we plan to conduct additional geophysical work and drill our first well in 2011.  Offshore Guinea is a vast frontier which we believe is dramatically underexplored compared to other countries along the coast of West Africa.  Our Guinea prospects are centered in a virgin basis among multiple highly prospective trends/plays, which we believe hold great resource potential.  In addition, we have recently established an office in London to review new prospects to further diversify our asset base, which may include acquiring producing properties.

We provided our existing 2-D data to Netherland, Sewell & Associates, Inc. (“Netherland Sewell”) to conduct a resource evaluation.  On March 14, 2011, we released the results of the resource evaluation conducted by Netherland Sewell on the deepwater portion of the Concession.  The 2011 Netherland Sewell Report is included as Exhibit 99.1 to this Report.  On September 8, 2010, we released the results of the resource evaluation conducted by Netherland Sewell on the shallower water portion of the Concession.  This study also utilized existing 2-D seismic data.  The 2010 Netherland Sewell Report is included as Exhibit 99.2 to this Report.

On November 2, 2010, we completed the acquisition of 3-D seismic data concerning the Concession, and are working to complete the processing and interpretation of the 3-D seismic data.  We expect we will complete most of our processing and interpretation by late April 2011, and that we will submit the data to Netherland Sewell shortly thereafter for purposes of Netherland Sewell providing a new resource evaluation.

We expect that any resource evaluation made after the 3-D seismic data has been processed and interpreted would result in a resource evaluation different than the resource evaluations made by Netherland Sewell using only the 2-D seismic data.  It is possible that the evaluation would be less favorable as to certain leads discussed in the Netherland Sewell reports and/or as to the aggregate resources.  We expect to use the 3-D seismic data to select drilling locations, and we may reassess our drilling program based on our analysis of the 3-D seismic data.

The results of the resource evaluations conducted by Netherland Sewell attached as Exhibits 99.1 and 99.2 to this Report are estimates only and may not accurately reflect recoverable oil volumes in the Concession.  The analyses conducted by Netherland Sewell relied upon 2-D seismic data and visualization techniques, which are only tools used to assist geoscientists in identifying surface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are present in those structures.  Other geologists and petroleum professionals, when studying the same seismic data, may have significantly different interpretations than Netherland Sewell.  The prospective resources evaluated by Netherland Sewell are those undiscovered, highly speculative resources estimated where geological and geophysical data suggest the potential for discovery of petroleum but where the level of proof is insufficient for classification as reserves or contingent resources.  The SEC does not recognize the term “prospective resources,” and the SEC permits oil and gas companies, in their filings, to disclose only “reserves.”  In addition, prospective resources have a great amount of uncertainty as to their existence, and economic and legal feasibility.  Investors are cautioned not to assume that estimates of prospective resources are economically drillable, or will ever be upgraded into reserves.  The actual volume of recoverable oil, if any, in the surveyed areas of the Concession may differ substantially from estimates of prospective resources.

The Concession is currently our single most important asset, and constitutes all of our potential for the future generation of revenues.  Our rights to the Concession are set forth in a Hydrocarbon Production Sharing Contract that we entered into in 2006 with Guinea and modified in March 2010 (the “PSC”).  We are required under the PSC to spud our first well no later than December 31, 2011, and to drill a minimum of one exploration well to a minimum depth of 2,500 meters below the seabed at a minimum cost of $15 million by September 21, 2013.  The PSC has other work and additional obligations that we will need to perform to maintain compliance with the PSC.  Failure to comply could subject us to risk of loss of the Concession.  In addition, oil and natural gas operations in Africa may be subject to higher political and security risk than operations in the United States.  Upon commencing operations at the Concession, any adverse development in our progress, such as, but not limited to, drilling and operational hazards could result in damage to, or destruction of, any wells and producing facilities constructed on the Concession as well as damage to life.  Although we may acquire producing assets to diversify our asset base, given that the Concession is currently our only major asset, any adverse development affecting it could have a material adverse effect on our financial position and results of operations.

We have no proved reserves.  We have identified leads based on seismic and geological information that indicates the potential presence of oil.  However, the areas that we decide to drill may not yield oil in commercial quantities or quality, or at all.  Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in indentifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures.  Accordingly, we do not know if any of our prospects will contain oil in sufficient quantities or quality to recover drilling and completion costs or to be economically viable.  Even if oil is found in commercial quantities, construction costs of oil pipelines or floating production systems, as applicable, and transportation costs may prevent such leads from being economically viable.  If our exploration efforts do not prove to be successful, our business, financial condition and results of operations will be materially adversely affected.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibits 99.1 and 99.2 attached hereto, this Report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01               Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Resource Assessment dated as of March 11, 2011 by Netherland, Sewell & Associates, Inc.

Exhibit 99.2	Resource Assessment dated as of July 1, 2010 by Netherland, Sewell & Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	March 24, 2011	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Resource Assessment dated as of March 11, 2011 by Netherland, Sewell & Associates, Inc.

Exhibit 99.2	Resource Assessment dated as of July 1, 2010 by Netherland, Sewell & Associates, Inc.